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1                                                      Exhibit 10(b)
                                                       FORM 10-Q for the Quarter
                                                       Ended September 30, 1996

         Amendment to the Supplemental Executive Retirement Plan

        Pursuant to resolutions adopted by the Board of Directors of AT&T Capital Corporation (dated October 1, 1996), the Supplemental Executive Retirement Plan (the "Plan") is hereby amended effective as of the Effective Time of the merger among AT&T Capital Corporation, AT&T Corp., Hercules Limited, and Antigua Acquisition Corporation, contemplated by the Agreement and Plan of Merger, dated as of June 5, 1996, among such entities:

        RESOLVED: that the AT&T Capital Corporation Supplemental Executive Retirement Plan (the "Plan") is hereby amended, as set forth below, effective as of the Effective Time of the merger among AT&T Capital Corporation, AT&T Corp., Hercules Limited, and Antigua Acquisition Corporation, contemplated by the Agreement and Plan of Merger, dated as of June 5, 1996, among such entities.

        Section 9 of the Plan is hereby amended by adding the following at the end of the first sentence and beginning of the second sentence thereof:

"; provided that in no event shall any amendment or termination of the Plan reduce or eliminate any benefits accrued prior to the effective date of such amendment or termination. Except as provided in the immediately preceding sentence,"

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